UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act Of 1934

Filed by the Registrant ☒	Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

FIRST M&F CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.)	Title of each class of securities to which transaction applies:

2.)	Aggregate number of securities to which transaction applies:

3.)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.)	Proposed maximum aggregate value of transaction:

5.)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

1.)	Amount previously paid:

2.)	Form, Schedule or Registration Statement No.:

3.)	Filing Party:

4.)	Date Filed:

FIRST M&F CORPORATION
Post Office Box 520
KOSCIUSKO, MISSISSIPPI 39090

March 12, 2008

Dear Shareholder:

Enclosed you will find a 2007 Annual Report for First M&F Corporation, a Notice of the Annual Shareholders’ Meeting for 2008, a Proxy Statement, and a proxy.

This institution is grateful for the loyalty and support of you, our friends and shareholders. The Annual Shareholders’ Meeting is to be held on Wednesday, April 9, 2008, at 1:30 P.M. at the Mary Ricks Thornton Cultural Center, located at the corner of East Washington Street and North Huntington Street, Kosciusko, Mississippi. We encourage you to mark this date on your calendar and make plans to attend, and share further in the affairs of your corporation.

I urge you to complete the enclosed proxy promptly and return it in the enclosed self-addressed postage paid envelope, even if you plan to attend the meeting. If you attend the meeting, you may withdraw your proxy and vote in person.

First M&F Corporation’s audited financial statements and other required disclosures are included in the enclosed First M&F Corporation Annual Report to shareholders.

We look forward to seeing you at the Annual Meeting.

Sincerely yours,

FIRST M&F CORPORATION

/s/ Hugh S. Potts, Jr.
Hugh S. Potts, Jr.
Chairman and Chief Executive Officer

FIRST M&F CORPORATION

FIRST M&F CORPORATION
Post Office Box 520
KOSCIUSKO, MISSISSIPPI 39090

March 12, 2008

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING

To the Shareholders of
First M&F Corporation
Kosciusko, Mississippi 39090

NOTICE IS HEREBY GIVEN that, pursuant to call of its Directors and in compliance with the Bylaws, the regular annual meeting of shareholders of the FIRST M&F CORPORATION (the “Company”), KOSCIUSKO, MISSISSIPPI, will be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi, on Wednesday, April 9, 2008, at 1:30 P.M. for the purpose of considering and voting on:

1.	The election of eight (8) persons listed in the Proxy Statement dated March 12, 2008, accompanying this notice, as members of the Board of Directors for terms of one (1) to three (3) years.

2.	A shareholder proposal related to director classification.

3.	Whatever other business may be properly brought before the meeting or any adjournment thereof.

Whether or not you contemplate attending the meeting, it is requested that you complete and return the enclosed proxy as soon as possible. If you attend the meeting, you may withdraw your proxy and vote in person.

Only those shareholders of record at the close of business on February 27, 2008 shall be entitled to notice of and to vote at this meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Hugh S. Potts, Jr.
Hugh S. Potts, Jr.
Chairman and Chief Executive Officer
Dated and mailed at
Cranford, New Jersey
On or about March 12, 2008

FIRST M&F CORPORATION
Post Office Box 520
KOSCIUSKO, MISSISSIPPI 39090

PROXY STATEMENT

DATED MARCH 12, 2008

ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON
APRIL 9, 2008

SOLICITATION BY BOARD OF DIRECTORS OF FIRST M&F CORPORATION

This statement is furnished to the shareholders of First M&F Corporation (the “Company”) in connection with the solicitation by the Board of Directors of Proxies to be voted at the Annual Meeting of Shareholders to be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi, on Wednesday, April 9, 2008, at 1:30 P. M., local time or any adjournment (s) thereof, for the matters set out in the foregoing notice of Annual Shareholders’ Meeting. The approximate date on which this Proxy Statement and form of proxy are first being sent or given to shareholders is March 12, 2008.

Only those shareholders of record on the books of the Company at the close of business on February 27, 2008, (the “Record Date”) are entitled to notice of and to vote at the meeting. On that date, the Company had outstanding of record 9,183,596 shares of common stock. Each share is entitled to one (1) vote. In the election of Directors, each shareholder has cumulative voting rights, so that a shareholder may vote the number of shares owned by him for as many persons as there are Directors to be elected, or he may multiply the number of shares by the number of Directors to be elected and allocate the resulting votes to one or any number of candidates. For example, if the number of Directors to be elected is five (5), a shareholder owning ten (10) shares may cast ten (10) votes for each of five (5) nominees, or cast 50 votes for any one (1) nominee or allocate the fifty (50) votes among several nominees.

The cost of soliciting proxies from shareholders will be borne by the Company. The initial solicitation will be by mail. Thereafter, proxies may be solicited by Directors, officers and regular employees of the Company, by means of telephone, telegraph or personal contact, but without additional compensation therefore. The Company will reimburse brokers and other persons holding shares as nominees for their reasonable expenses in sending proxy soliciting material to the beneficial owners.

Any shareholder giving a proxy has the right to revoke it anytime before it is exercised. A shareholder may revoke his proxy (1) by personally appearing at the Annual Meeting, (2) by written notification to the Company which is received prior to the exercise of the proxy or (3) by a subsequent proxy executed by the person executing the prior proxy and presented at the Annual Meeting. All properly executed proxies, if not revoked, will be voted as directed on all matters proposed by the Board of Directors. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all Director nominees and AGAINST the shareholder proposal.

The presence at the Annual Meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on February 27, 2008, and entitled to vote, will constitute a quorum. Abstentions and broker non-votes are counted only for the purpose of determining whether a quorum is present at the meeting. Broker non-votes and shareholder abstentions are not counted in determining whether or not a matter has been approved by shareholders.

The 2007 Annual Report to shareholders of the Company is enclosed for the information of the shareholders.

Election Of Directors
(Item 1)

The Board of Directors of the Company is divided into three (3) classes - Class I, Class II and Class III. Each class consists of four (4) to seven (7) Directors. The term of Class III Directors expires at the 2008 Annual Meeting. The term of Class I Directors expires at the 2009 Annual Meeting. The term of Class II Directors expires at the 2010 Annual Meeting.

The Board of Directors has nominated Hollis C. Cheek, Jon A. Crocker, J. Marlin Ivey, Otho E. Pettit, Jr., Charles W. Ritter, Jr., and L. F. Sams, Jr. for election as Class III Directors to serve until the 2011 Annual Meeting. The Board of Directors has nominated John Clark Love, III for election as a Class I Director to serve until the 2009 Annual Meeting. The Board of Directors has nominated Toxey Hall, III for election as a Class II Director to serve until the 2010 Annual Meeting. Hollis C. Cheek, Jon A. Crocker, Toxey Hall, III, J. Marlin Ivey, Otho E. Pettit, Jr., Charles W. Ritter, Jr., and L.F. Sams, Jr. are currently serving as Class III Directors.

Unless authority is expressly withheld, the proxy holders will vote the proxies received by them for the eight (8) nominees listed above, reserving the right, however, to cumulate their votes and distribute them among the nominees, in their discretion. Although each nominee has consented to being named in this Proxy Statement and to serve if elected, if any nominee should prior to the Annual Meeting decline or become unable to serve as a Director, the proxies will be voted by the proxy holders for such other persons as may be designated by the present Board of Directors.

Pursuant to Mississippi Law and the Company’s Bylaws, directors are elected by a plurality of the votes cast in the election of Directors. A “plurality” means that the individuals with the largest number of favorable votes are elected as Director, up to the maximum number of Directors to be chosen at the meeting.

The Board of Directors recommends a vote FOR the election of Hollis C. Cheek, Jon A. Crocker, J. Marlin Ivey, Otho E. Pettit, Jr., Charles W. Ritter, Jr. and L. F. Sams, Jr. as Class III directors, John Clark Love, III as a Class I director, and Toxey Hall, III as a Class II director.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

The following tables provide certain information about the nominees and the other current Directors of the Company. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. The number of shares of common stock used to calculate the percentage ownership of each listed person also includes shares underlying options held by such person that are exercisable within sixty (60) days of January 31, 2008.

Nominees: Class III, Term to Expire 2011

Name, Age	Positions & Offices With Company and/or Employment
Hollis C. Cheek, 62
Mr. Cheek is the President of Cheek Companies, as well as the President of Techno Catch. He has been a director of the Company since 2004. He is a member of the Audit Committee of the Board of Directors.

Jon A. Crocker, 65
Mr. Crocker is currently retired. He worked as a Business Development Officer from 1999 to 2005. He also served as the Chairman and CEO of the M&F Bank branch in Bruce, Mississippi from 1995 to 1999. He has been a director of the Company since 1996.

J. Marlin Ivey, 71
Mr. Ivey is the President of Ivey National Corporation, a holding company for various businesses. He has been a director of the Company since 1979. He is a member of the Audit Committee of the Board of Directors.

Otho E. Pettit, Jr., 57	Mr. Pettit is Of Counsel with the Dorrill and Pettit law firm. He has been a director of the Company since 1993.
Charles W. Ritter, Jr., 74
Mr. Ritter is the former President of The Attala Company, a feed manufacturing company. He has been a director of the Company since 1979. He is a member of the Audit Committee of the Board of Directors. Mr. Ritter is a Director of Sanderson Farms, Inc.

L.F. Sams, Jr., 69	Mr. Sams is a Director and Vice-President of Mitchell, McNutt & Sams, P.A., a law firm. He has been a director of the Company since 2000.

Nominees: Class I, Term to Expire 2009

Name, Age	Positions & Offices With Company and/or Employment
John Clark Love, III, 35
Mr. Love is the founder and CEO of Lanworth, Inc., a timber management technological organization. Previous to beginning this company in 2000, he worked in software development for both DuoDesign LLC and Accenture.

Nominees: Class II, Term to Expire 2010

Name, Age	Positions & Offices With Company and/or Employment
Toxey Hall, III, 68	Mr. Hall is the former President of Thomas-Walker-Lacey, a retail discount store. He has been a director of the Company since 1984. He is a member of the Audit Committee of the Board of Directors.

Directors: Class I, Term to Expire 2009

Name, Age	Positions & Offices With Company and/or Employment
Jeffrey A. Camp, 48	Mr. Camp has been the Executive Vice President and Senior Credit Officer of M&F Bank since January 1998. He has been a director of the Company since 2004.
Susan McCaffery, 68	Mrs. McCaffery is a retired professor from Wood College in Mathiston, Mississippi. She has been a director of the Company since 1987.
Larry Terrell, 64
Mr. Terrell has been the President and CEO of Ivey Mechanical Company since January 2003. Prior to this, he was the President of Encompass Mechanical Services, S.E. He has been a director of the Company since 2004.

James I. Tims, 64	Mr. Tims is currently the President of LT Corporation. He served as President of First Bolivar Capital Corporation through 1998. He has been a director of the Company since 2000.

Directors: Class II, Term to Expire 2010

Name, Age	Positions & Offices With Company and/or Employment
Michael L. Nelson, 64
Mr. Nelson has been the President of M. Nelson & Associates, Inc. since April 2001. He worked as a consultant from January 2000 to April 2001. He served as President of the Forsythe Solutions Group until January 2000. He has been a director of the Company since 2004.

Hugh S. Potts, Jr., 63
Mr. Potts has been the Chairman of the Board and CEO of the Company since 1994. He served as Vice Chairman from 1983 to 1993 and Vice President from 1979 to 1983. He has been a director of the Company since 1979.

Samuel B. Potts, 29
Mr. Potts has been a Vice President in Commercial Lending of M&F Bank since March 2004. He was a Credit Review Officer with M&F Bank from June 2003 to February 2004. Between February 2002 and May 2003, he was employed with Regions Bank as a Management Associate. He has been a director of the Company since 2007.

Michael W. Sanders, 65	Mr. Sanders is currently the President of Jimmy Sanders, Inc., a company involved in the sale of seed, grain, chemicals and fertilizer. He has been a director of the Company since 2000.
Scott M. Wiggers, 63	Mr. Wiggers has been the President of the Company since 1988. He also serves as the Chief Operating Officer and Corporate President of M&F Bank. He has been a director of the Company since 1983.

	Amount & Nature of
	Beneficial Ownership		Percent of Common
	of Common Stock as of		Stock Beneficially
Name	January 31, 2008		Owned (a)	Class
Jeffrey A. Camp	18,275	(15) (19)	.20%	I
Susan McCaffery	266,840	(1) (2) (14)	2.87%	I
Larry Terrell *	12,720	(24)	.14%	I
James I. Tims *	184,194	(9) (11)	1.98%	I
Michael L. Nelson *	8,400.09%			II
Hugh S. Potts, Jr.	598,747	(1) (4)	6.43%	II
Samuel B. Potts	157,742	(25) (26)	1.69%	II
Michael W. Sanders *	15,200	(12)	.16%	II
Scott M. Wiggers	37,873	(3) (17) (20)	.41%	II
Hollis C. Cheek *	6,009	(13)	.06%	III
Jon A. Crocker	106,634	(5) (22)	1.15%	III
Toxey Hall, III *	13,624	(22)	.15%	III
J. Marlin Ivey *	251,424	(6) (22)	2.70%	III
Otho E. Pettit, Jr. *	55,748	(7) (23)	.60%	III
Charles W. Ritter, Jr. *	345,400	(8) (22)	3.71%	III
L. F. Sams, Jr. *	28,570	(10) (18)	.31%	III
John Clark Love, III	1,100.01%			Nominee

ALL DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS A GROUP (22 PERSONS)	2,055,203	(16) (21)	22.08%

(a)	Constitutes sole ownership unless otherwise indicated.

(1)	Mrs. McCaffery and Hugh S. Potts, Jr. are brother and sister.
(2)	Mrs. McCaffery shares voting and investment power with respect to 1,522 of these shares with her husband and includes 31,600 shares owned by Mrs. McCaffery’s husband.
(3)	Includes 2,268 shares owned by Mr. Wiggers’ wife.
(4)	Mr. Potts, Jr.’s holdings include 51,828 shares owned by his wife. Mr. Potts, Jr. is the trustee over The Salt & Light Foundation which owns 118,404 shares.
(5)	Of these shares, 14,797 are registered in the name of BellAire Corporation, of which Mr. Crocker’s wife is a director. Crocker-Jones, LLC, in which Mr. Crocker is a member, owns 1,350 shares.
(6)	Of these shares, 204,024 are registered in the name of Ivey National Corporation, of which Mr. J. Marlin Ivey is the President.
(7)	Includes 11,172 shares owned by Mr. Pettit’s wife and children.
(8)	Includes 122,000 shares owned by Mr. Ritter’s wife.
(9)	Includes 157,698 shares owned by Mr. Tims’ wife. Includes 23,832 shares owned by LT Corporation which is owned by Mr. Tims and his wife.
(10)	Includes 4,530 shares owned by Mr. Sams’ wife.
(11)	Includes 1,000 shares which may be acquired upon the exercise of stock options.
(12)	Includes 600 shares which may be acquired upon the exercise of stock options.
(13)	Includes 400 shares which may be acquired upon the exercise of stock options.
(14)	Includes 7,000 shares which may be acquired upon the exercise of stock options.
(15)	Includes 8,000 shares which may be acquired upon the exercise of stock options.
(16)	Includes 11,000 shares which may be acquired by non-director executive officers upon exercise of stock options.
(17)	Includes 7,500 shares which may be acquired upon the exercise of stock options.
(18)	Includes 1,400 shares which may be acquired upon the exercise of stock options.
(19)	Includes 8,000 shares of restricted stock that vest on 12/30/12.
(20)	Includes 6,000 shares of restricted stock that vest on 05/31/09.
(21)	Includes 17,000 shares of restricted stock of non-director executive officers that vest on 12/30/12, 6,000 shares that vest on 06/30/11, and 9,000 shares that vest on 08/31/12.
(22)	Includes 7,400 shares which may be acquired upon the exercise of stock options.
(23)	Includes 2,400 shares which may be acquired upon the exercise of stock options.
(24)	Includes 200 shares which may be acquired upon the exercise of stock options
(25)	Includes 5,690 shares owned by Mr. Potts’ wife and child. Mr. Potts is the Chairman of the Salt & Light Foundation, which owns 118,404 shares.
(26)	Mr. Potts is the son of Hugh S. Potts, Jr.

* Indicates independent Director

Charles W. Ritter, Jr. is a director of Sanderson Farms, Inc., Laurel, Mississippi. None of the other Directors are a director of another company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the reporting requirements of Section 15(d) of the Act, or registered as an investment company under the Investment Company Act of 1940.

A majority of the Company’s directors are independent as defined in NASDAQ listing standards. The Board of Directors of the Company met a total of twelve (12) times during the year ended December 31, 2007. During 2007, all Directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by committees on which they served.

It is the Company’s policy that members of the Board of Directors attend the annual meeting of shareholders. At the 2007 annual meeting, fifteen (15) directors of the Company were in attendance.

EXECUTIVE OFFICERS

Name	Age	Position	Beneficial Ownership As of January 31, 2008		Percent
John G. Copeland	55	EVP & Chief Financial Officer, First M&F Corporation and M&F Bank	8,045	(1)	.09%
Michael E. Crandall	50	EVP and Retail Sales Manager, M&F Bank	23,121	(1)	.25%
Robert K. Autry	61	EVP and Administrative Executive, M&F Bank	18,812	(2) (3)	.20%
Grover C. Kinney	47	EVP and Chief Deposit Officer, M&F Bank	10,858	(4) (5) (6)	.12%
Steven L. Upchurch	47	EVP and Retail Credit Officer, M&F Bank	4,272	(7)	.05%

(1)	Includes 8,000 shares of restricted stock that vest on 12/30/12.
(2)	Includes 8,000 shares which may be acquired upon the exercise of stock options.
(3)	Includes 6,000 shares of restricted stock that vest on 06/30/11.
(4)	Includes 3,000 shares which may be acquired upon the exercise of stock options.
(5)	Includes 1,000 shares of restricted stock that vest on 12/30/12.
(6)	Includes 5,000 shares of restricted stock that vest on 08/31/12.
(7)	Includes 4,000 shares of restricted stock that vest on 08/31/12.

The following information concerns the employment history of executive officers for the last five (5) years.

Name	Five Year Employment History
John G. Copeland	EVP & Chief Financial Officer, First M&F Corporation and M&F Bank since May 2004; Consultant, November 2000 to April 2004
Michael E. Crandall	EVP & Retail Sales Manager of M&F Bank since September 2001
Robert K. Autry	EVP & Administrative Executive since April 2002
Grover C. Kinney	EVP & Chief Deposit Officer since October 2007; Senior Vice-President of Retail Sales of M&F Bank from July 2005 through September 2007; Branch President - Oxford, Mississippi through June 2005
Steven L. Upchurch	EVP & Retail Credit Officer since October 2007; Senior Vice-President of Mortgage Loans and Cash Flow of M&F Bank through September 2007

CODE OF ETHICS

The Company’s Board of Directors has adopted a Code of Ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions. A copy of this Code of Ethics can be found at the Company’s internet website at www.mfbank.com. The Company intends to disclose any amendments to its Code of Ethics, and any waiver from a provision of the Code of Ethics granted to the Company’s principal executive officer, principal financial officer, principal accounting officer, or persons performing similar functions, on the Company’s Internet website within five (5) business days following such amendment or waiver. The information contained on or connected to the Company’s Internet website is not incorporated by reference into this Proxy Solicitation or the Company’s Form 10-K for the year ended December 31, 2007, and should not be considered part of this or any other report that we file with or furnish to the SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Executive officers and directors are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2007, the following Section 16(a) filing deadlines were missed. Michael E. Crandall had one (1) late filing related to a sale and two (2) late filings related to purchases. Susan P. McCaffery had two (2) late filings related to bequests received from an estate. Michael Nelson and Michael Sanders each had one (1) late filing related to their May 2007 stock option grants. Otho Pettit had one (1) late filing related to a purchase of shares. Hugh S. Potts, Jr. had three (3) late filings, one (1) related to a bequest received, one (1) related to bequests granted by an indirect interest and one (1) related to a personal IRA. Larry Terrell had three (3) late filings related to shares purchased. The late filings were all accidental oversights.

PRINCIPAL SHAREHOLDER

Management of the Company knows of no person who owns of record or beneficially, directly or indirectly, more than 5% of the outstanding common stock of the Company except as set forth below:

	Amount and Nature of Beneficial Ownership	Percent of
Name and Address of Beneficial Owner	of Common Stock	Class
Hugh S. Potts, Jr.	598,747 shares	6.43%
1104 Walnut Grove Road
Kosciusko, MS 39090

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “ Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy. The Committee ensures that the total compensation paid to the named executive officers is fair, reasonable and competitive. Generally, the types of compensation and benefits provided to the named executive officers, including the actively-employed named executive officers, are similar to those provided to other executive officers in publicly traded financial institutions.

Throughout this proxy statement, the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table on page 13, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals by the Company, and which aligns the interests of the executive officers with the Company’s overall business strategy, values and management initiatives. These policies are intended to reward executives for strategic management and the enhancement of shareholder value and support a performance-oriented environment that rewards achievement of internal goals. The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies. To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should be designed to include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions for the named executive officers and approves recommendations regarding equity awards to all elected officers of the Company. Decisions regarding the non-equity compensation of other executive officers are made by the Committee and the Chief Executive Officer.

The Committee and the Chief Executive Officer annually review the performance of each member of the named executive officers (other than the Chief Executive Officer whose performance is reviewed by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals. To that end, the Committee periodically utilizes a third-party consultant to provide research for benchmarking purposes related to executive compensation. The research includes analysis of compensation trends and techniques using a sample of publicly traded financial institutions, twenty of which are larger than the Company and twenty of which are smaller. Additionally, the Company subscribes to and participates in the Mississippi Bankers Association survey, which provides the Committee with comparative compensation data from the Company’s market areas and its peer groups. The Company also maintains information related to executive compensation gathered from proxy filings of a group of publicly traded peer banks to assist in annual reviews of executive compensation by the Committee. This information is used by the committee to ensure that it is providing compensation opportunities comparable to its peer group, thereby allowing the Company to retain talented executive officers who contribute to the Company’s overall and long-term success.

2007 Executive Compensation Components

Historically, and for the fiscal year ended December 31, 2007, the principal components of compensation for named executive officers were:

•	base salary;

•	performance-based incentive bonus compensation;

•	equity incentive compensation;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

Base Salary

The Company provides named executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Base salary ranges for named executive officers are determined for each executive based on his or her position and responsibility by using market data. Base salary ranges are designed so that salary opportunities for a given position will be comparable to the compensation of executives with equivalent responsibilities at other banks that are similar in size and characteristics to the Company.

During its review of base salaries for executives, the Committee primarily considers: (1) individual performance of the executive;
(2) performance of the Company; (3) market data gathered internally or provided by our outside consultants; and (4) internal review of the executive’s compensation, both individually and relative to other officers. Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility. Merit based increases to salaries of the named executive officers are based on the Committee’s assessment of the individual’s performance.

Performance-Based Incentive Compensation

Incentive Bonus Compensation Program

The Company has established an incentive bonus compensation plan that is based upon individual performance as well as team and corporate performance. Every employee in the Company has a unique scorecard with performance goals in up to nine (9) categories. The individual measures relate primarily to sales, service quality, regulatory compliance, timeliness, and financial goals. The particular measures on an individual’s scorecard depend on the actions that are determined to be most important for that individual to achieve for the current year. The scorecards are calculated and distributed monthly.

Each executive had a scorecard that included (1) a bank-wide earnings target, (2) a bank-wide credit quality target and (3) a bank-wide deposit growth target. The estimated bonus payouts calculated on the monthly scorecards are accrued throughout the year and paid in January following the year of measurement. Cash bonuses may be granted to executives at each year end depending on the achievement of a corporate performance target or other criteria determined to be strategically important by the Compensation Committee. The Company’s Chief Executive Officer and Chief Operating Officer had one measure for 2007, which was corporate net income. The measures for 2007 for the other executive officers were for net income, net charge offs as a percent of average loans and deposit growth, all measured at the corporate level. The measures were weighted 65% for net income, 20% for net charge off percentage and 15% for deposit growth. The performance, multiplied by the weights, can potentially be any number between 0% and 100%. This number is multiplied by the incentive pay rate, which was 25% of salary for executive officers in 2007, to determine an executive’s potential incentive compensation. The actual incentive compensation accrued equals the potential compensation multiplied by a leverage factor based on net income compared to the budget. The multiplier is 0 when the net income is at or below 87% of budgeted net income. As net income increases compared to budget, the multiplier increases toward a maximum of 4, which represents approximately 400% of budget. Therefore, if the maximum targets were met, the Chief Executive Officer would receive a 100% bonus. The net income measure averaged approximately 87% of the maximum goal while the net charge off percentage averaged 20% of the maximum goal and deposit growth averaged approximately 99% of the maximum goal.

Awards made to named executive officers under the Incentive Bonus Compensation Program in January 2008 for performance in 2007 are reflected in the Bonus column of the Summary Compensation Table on page 13.

Equity Incentive Compensation

2005 Equity Compensation Plan

The 2005 Equity Compensation Plan (the “ 2005 Plan ”) was approved by the Company’s shareholders at the 2005 Annual Meeting of Shareholders and is the successor plan to the Company’s 1999 Stock Option Plan (the “ 1999 Plan ”) discussed hereunder. The 2005 Plan gives the Committee the latitude to design stock-based incentive compensation awards to promote high performance and achievement of corporate goals by all directors and employees to encourage the growth of shareholder value and allow directors and employees to participate in the long-term growth and profitability of the Company. During 2006 and 2007 the Committee limited their consideration of stock-based award grants to a group consisting of executive officers, senior vice-presidents, branch presidents and commercial lenders. The Committee believed that it was strategically important to align this group’s actions with long-term value creation. The Committee will consider future grants based on the need to align the compensation of certain executives or others with the long-term goal of growing shareholder value. Another consideration of the Committee in determining the size and term of grants will be the ability to absorb and manage the additional compensation expenses.

Under the 2005 Plan, awards of Company Common Stock may take the form of a stock option, an incentive stock option (a stock option which meets the applicable requirements of the Internal Revenue Code), stock appreciation rights (an award entitling a holder to receive an amount in cash, common stock, or a combination of both determined by reference to appreciation from the date of the grant), restricted stock awards (a transfer of shares subject to certain restrictions on transfer or other incidents of ownership or subject to specified performance standards), and other stock-based awards (including without limitation, awards entitling recipients to receive shares of Company Common Stock to be delivered in the future) (collectively referred to as “Awards”). In granting these Awards, the Committee may establish any conditions or restrictions it deems appropriate.

All awards of options for shares of the Company’s stock under the aforementioned programs are made at or above the market price at the time of the Award. Awards of stock-based grants to directors and executives are made at specially called meetings to consider such grants. Newly hired or promoted executives, senior officers or others receive their Award of stock-based grants on dates determined by the committee.

1999 Stock Option Plan

The 1999 Plan was replaced by the 2005 Plan. Stock options granted to executives under the 1999 Plan (as shown in the Outstanding Equity Awards At Fiscal Year-End Table on page 14) were granted in 1999, with a ten (10) year life. They vest at 20% per year over a five (5) year period. The options have a strike price of $16.25.

Retirement and Other Benefits

All employees of the Company, including executive officers, are eligible to participate in the Merchants and Farmers Bank Profit and Savings Plan. All employees, including executive officers, hired prior to October 1, 2002 are participants in the Bank’s defined benefit pension plan. In addition, executive officers are entitled to participate in the Company’s nonqualified deferred compensation plan.

Profit and Savings Plan

The Bank has a profit and savings plan which includes features such as an Employee Stock Ownership Plan (ESOP) and a 401(k) plan which provides for certain salary deferrals, covering substantially all full-time employees of the Bank and subsidiaries. The Bank matched employee 401(k) contributions equal to 50% of an employee's first 5% of salary deferral through 2004. Beginning in 2005, the Company matched contributions equal to 50% of an employee’s first 6% of salary deferral. Effective in May 2006, the Company began matching 60% of an employee’s first 6% of salary deferral for all employees with less than five (5) years of credited service. Concurrently, the Company began matching 75% of an employee’s first 6% of salary deferral for all employees with five (5) years or more of credited service. During 2004, the Company began making matching contributions on a monthly basis rather than on an annual basis. Additional contributions to the ESOP portion of the plan are at the discretion of the Board of Directors. These discretionary contributions are invested in the Company’s common stock.

Each participant’s account is credited with the participant’s contributions and matching amounts contributed by the Bank on behalf of the participant. Discretionary amounts contributed by the Bank are allocated based on the participant’s annual compensation. Investment earnings on participant directed accounts are allocated based on each participant’s account earnings. Other investment earnings are allocated based on the balance of the participant’s account.

The matching contributions to the 401(k) portion of the plan and the discretionary contributions to the ESOP portion of the plan become 100% vested after three (3) years of credited service. The participants are always 100% vested in the participant’s contributions. Forfeited nonvested accounts are used to reduce future employer contributions.

Upon termination of service, a participant may elect to receive either a lump-sum amount, periodic installments for a period not to exceed ten (10) years, or a combination thereof.

The Company matching contributions are included in All Other Compensation in the Summary Compensation Table on page 13.

Defined Benefit Pension Plan

The Company has a defined benefit pension plan covering substantially all full-time employees of the Bank and subsidiaries. Benefits under this plan are based on years of service and average annual compensation for a five (5) year period.

A participant in First M&F’s Pension Plan whose service is terminated on or before his normal retirement date is eligible to retire and receive a normal retirement benefit. The amount of the normal benefit under the Plan is equal to 1/12 of the sum of the amounts described below in (1) and (2) multiplied by (3) where:

(1) =	eight-tenths of one percent (0.8%) of the participant’s average earnings;
(2) =	twenty-five hundredths percent (0.25%) of the participant’s average earnings in excess of Twenty-Four Thousand and no/100 dollars ($24,000.00); and
(3) =	the participant’s benefit service as of his normal retirement date.

If a participant’s annual benefit commences before the participant’s social security retirement age, but on or after age 62, the amount of the benefit is reduced. If the annual benefit of a participant commences prior to age 62, the amount of the benefit shall be the actuarial equivalent of an annual benefit beginning at age 62 reduced for each month by which benefits commence before the month in which the participant attains age 62. If the annual benefit of a participant commences after the participant’s social security retirement age, the benefit amount is adjusted so that it is the actuarial equivalent of an annual benefit beginning at the participant’s social security retirement age.

The pension plan was frozen on September 30, 2001.

The net annual change in actuarial value of benefits for executives is included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table on page 13. Information relative to executive officers’ participation in the defined benefit pension plan is contained in the Pension Benefits Table on page 15.

Nonqualified Deferred Compensation Program

The named executive officers, in addition to certain other senior officers, are entitled to participate in the Nonqualified Deferred Compensation Program. Pursuant to the Nonqualified Deferred Compensation Program, eligible employees can defer up to 100% of earnings from Awards and bonus compensation and may defer up to 100% of salary (including amounts deferred pursuant to the Profit and Savings Plan). Deferral elections for executives entering the plan become effective for the first payroll period following the receipt of the election by the Company. Modifications related to salary deferrals made by eligible executives become effective on January 1 of the following year. Deferral elections related to annual incentive bonus pay must be made by June 30 to be effective for that year’s bonus pay. The executive may choose to place deferrals in a retirement account, an in-service distribution account, an education account, or any combination of the three choices.

The investment options for determining earnings credits available to an executive under the deferral program are generally the same as those offered to employees in the Company’s Profit and Savings Plan. These options include a variety of mutual funds with various risk profiles ranging from conservative to aggressive as well as the option to invest in the Company’s stock. The executives’ deferral account and earnings credits are 100% vested.

The Company may make discretionary matching contributions to the retirement portion of the executives’ accounts on an annual basis. The matching amounts vest by equal annual percentages over a five (5) year period.

In-service distribution account and education account distributions may be paid over a period of up to five (5) years. Upon termination of service, a participant may elect to receive either a lump-sum amount, periodic installments for a period not to exceed fifteen (15) years, or a combination thereof of their retirement accounts.

Company discretionary contributions are included in All Other Compensation in the Summary Compensation Table on page 13.

Additional information related to executive officers’ participation in the nonqualified deferred compensation program are included in the Nonqualified Deferred Compensation Table on page 15.

Perquisites and Other Personal Benefits

The Company provides named executive officers with perquisites and other personal benefits that the Company and the Committee believe are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers.
The named executive officers are provided use of company automobiles, country club memberships, and participation in the plans and programs described above. Compensation attributed to the use of Company automobiles is included in All Other Compensation in the Summary Compensation Table on page 13. Compensation attributed to country club memberships is included in All Other Compensation in the Summary Compensation Table on page 13. All employees receive term life insurance which pays a death benefit to named beneficiaries of an amount equal to three (3) times the employee’s base salary. Premiums related to life insurance coverage in excess of $50,000 are attributed as compensation to the employee. This income is included in All Other Compensation in the Summary Compensation Table on page 13.

The Company has one Change of Control Agreement in effect with the Chief Financial Officer. No directors have Change of Control agreements.

Director Compensation

The Committee determines the amount of Directors’ compensation on an annual basis. The Committee uses available data from peer banks in determining the amount of compensation to pay. The Committee also considers the role of directors, the expected number of meetings that will occur and any other additional duties or circumstances that may require additional attention by directors or impose additional responsibilities.

Non-officer Directors receive annual compensation in December of each year based on the number of Board meetings attended during the year. Directors who are members of Board committees receive a payment for each committee meeting attended, paid within one (1) month of the meeting date. Directors who live outside of Kosciusko are also reimbursed for their travel mileage.

Information related to the compensation of directors is included in the Director Compensation Table on pages 16 and 17. Committee and board meeting fees paid to executive board members are included in All Other Compensation in the Summary Compensation Table on page 13.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals. The Company believes that compensation paid under the incentive plans is generally fully deductible for federal income tax purposes.

Nonqualified Deferred Compensation

On October 22, 2004, the American Jobs Creation Act of 2004 was signed into law, changing the tax rules applicable to nonqualified deferred compensation arrangements. The Company believes it is in compliance with the statutory provisions.

Accounting for Stock-Based Compensation

Beginning on July 1, 2005, the Company began accounting for stock-based payments including its 2005 Equity Compensation Plan in accordance with the requirements of FASB Statement 123(R).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item
402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE COMPENSATION COMMITTEE

J. Marlin Ivey, Chairman
Michael L. Nelson	Larry Terrell
Charles W. Ritter, Jr.	James I. Tims

The Board of Directors has determined that the members of the Compensation Committee are independent.

SUMMARY COMPENSATION TABLE

The following table shows the compensation for 2007 and 2006 for the Chief Executive Officer of the Company and the four (4) other highest paid Executive Officers of the Company and the Bank whose cash compensation exceeded $100,000.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred	All Other
				Stock	Option	Plan	Compensation	Compensation	Total
Name and Principal Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings (a)	(b)	Compensation
Hugh S. Potts, Jr.	2007	$285,023	$25,608	$-	$-	$-	$28,685	$18,165	$357,481
Chairman of the Board and
CEO since 4/15/94	2006	$268,269	$13,822	$-	$-	$-	$4,158	$15,561	$301,810

Scott M. Wiggers	2007	$194,651	$15,726	$29,599	$-	$-	$23,229	$18,458	$281,663
President and COO
	2006	$188,885	$15,451	$29,599	$-	$-	$5,188	$41,408	$280,531

Jeffrey A. Camp	2007	$186,577	$17,467	$19,263	$-	$-	$918	$18,349	$242,574
Executive Vice President
And Senior Credit Officer	2006	$177,308	$18,256	$19,263	$-	$-	$-	$9,854	$224,681

John G. Copeland	2007	$181,466	$15,211	$19,263	$-	$-	$-	$14,664	$230,604
Executive Vice President
And Chief Financial Officer	2006	$174,385	$18,182	$19,263	$-	$-	$-	$7,495	$219,325

Michael E. Crandall	2007	$159,886	$14,010	$19,263	$-	$-	$2,862	$23,194	$219,215
Executive Vice President
And Retail Sales Manager	2006	$154,019	$16,181	$19,263	$-	$-	$-	$9,151	$198,614

(a)
The net change in the accumulated obligation for pension benefits for 2006 was negative $1,079 for Mr. Camp and negative $2,815 for Mr. Crandall. Mr. Copeland was hired after the plan was frozen and is therefore not a participant.

(b)	All Other Compensation is disclosed in a separate table

The Company does not have any employment contracts with executive officers.

Stock awards are grants of restricted stock to executives. The Company granted restricted stock awards to executives in 2005. The amount shown for stock awards in the Summary Compensation Table is the expense recognized for accounting purposes, assuming that no forfeitures are expected. The awards to Mr. Camp, Mr. Copeland and Mr. Crandall vest on 12/30/2012. The award to Mr. Wiggers vests on 05/31/2009. The executives receive quarterly dividends on the restricted shares. Dividends paid on restricted stock grants are included in All Other Compensation. Grants and options outstanding for all executive officers are disclosed in the Outstanding Equity Awards at Fiscal Year-End Table on page 14. All employees are provided with term life insurance coverage. The premiums related to benefits in excess of IRS limits are attributed as taxable compensation and are included in All Other Compensation. All executives, with the exception of the Chief Executive Officer and the Chief Financial Officer, are provided company automobiles, with the value of personal use being disclosed in All Other Compensation. Mr. Potts and Mr. Crandall are provided with country club memberships, with the value of those memberships included in All Other Compensation. All employees are eligible for the Company’s 401(k) retirement plan. The Company matches 60% of the employees’ contributions up to 6% of compensation for employees with less than five (5) years of credited service and matches 75% of the employees’ contributions up to 6% of compensation for employees with five (5) years or more of credited service. The amounts of matching contributions that the Company made to the plan accounts of executives are included in All Other Compensation. Additionally, executives and other senior officers are eligible to participate in a nonqualified deferred compensation plan in which amounts up to the employee’s entire compensation may be deferred. The Company may make matching contributions at its discretion. Mr. Potts, Mr. Camp and Mr. Crandall are participating in the nonqualified plan. The Company did not make any matching contributions to the plan in 2007 or 2006, and made contributions of $500 per participant in 2005. Distributions from the plan are included in All Other Compensation. Mr. Potts, Mr. Wiggers and Mr. Camp are members of the Board of Directors. All directors receive meeting attendance fees. The fees paid for meeting attendance are included in All Other Compensation. All employees are enrolled in the Company’s ESOP retirement savings plan. The Company makes discretionary contributions to the plan which are allocated to participants based on relative salary. The allocations attributed to executives’ accounts are included in All Other Compensation. Mr. Crandall exercised stock options for 3,000 shares in 2007 in a cashless transaction in which the shares were sold simultaneous to their exercise. Mr. Wiggers exercised stock options for 7,500 shares in 2006 in a cashless transaction in which the shares were sold simultaneous to their exercise. The difference between the sale proceeds and the option strike price is included in All Other Compensation. The 2007 exercise is also disclosed in the Option Exercises and Stock Vested Table on page 15.

The following table contains the components of All Other Compensation for the executives for 2007 and 2006.

									Income	Distributions
		Cost Of		Cost Of	Company		Dividends		Recognized	From
Name and		Excess		Country	Contribution		On		On Stock	Deferred
Principal		Life	Automobile	Club	To The	Director	Restricted	ESOP	Option	Compensation
Position	Year	Insurance	Allowance	Memberships	401(k) Plan	Fees	Stock	Allocations	Exercise	Plan
Hugh S. Potts, Jr.	2007	$3,762	$-	$3,133	$9,829	$650	$-	$791	$-	$-
Chairman of the
Board and CEO	2006	$3,617	$-	$2,198	$8,171	$550	$-	$1,025	$-	$-
Since 4/15/94

Scott M. Wiggers	2007	$3,762	$1,375	$-	$8,760	$650	$3,120	$791	$-	$-
President
And COO	2006	$3,617	$1,353	$-	$5,040	$600	$-	$895	$29,903	$-

Jeffrey A. Camp	2007	$855	$812	$-	$8,396	$650	$4,160	$660	$-	$2,816
Executive Vice
President And	2006	$816	$754	$-	$6,921	$550	$-	$813	$-	$-
Senior Credit
Officer

John G. Copeland	2007	$2,451	$-	$-	$7,407	$-	$4,160	$646	$-	$-
Executive Vice
President And	2006	$1,249	$-	$-	$5,429	$-	$-	$817	$-	$-
Chief Financial
Officer

Michael E. Crandall	2007	$1,186	$166	$1,810	$7,195	$-	$4,160	$577	$8,100	$-
Executive Vice
President And	2006	$713	$196	$1,435	$6,088	$-	$-	$719	$-	$-
Retail Sales
Manager

GRANTS OF PLAN-BASED AWARDS TABLE

No stock-based awards were granted to executives during 2007. No stock options were repriced or modified during 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards					Stock Awards
Name	Number	Number	Equity	Option	Option	Number	Market	Equity Incentive	Equity
	of	Of	Incentive	Exercise	Expiration	of Shares	Value of	Plan Awards:	Incentive
	Securities	Securities	Plan Awards:	Price	Date	or Units	Shares or	Number	Plan Awards:
	Underlying	Underlying	Number of			of Stock	Units of	of Unearned	Market or
	Unexercised	Unexercised	Securities			That Have	Stock	Shares, Units or	Payout Value
	Options	Options	Underlying			Not	That Have	Other Rights	of Unearned
			Unexercised			Vested	Not	That Have	Shares,
	Exercisable	Unexercisable	Unearned				Vested	Not Vested	Units or
			Options				(2)		Other Rights
									That Have
									Not Vested
Scott M. Wiggers	7,500	-	-	$16.25	04/01/09	6,000	$94,800	-	-
Jeffrey A. Camp	8,000	-	-	$16.25	04/01/09	8,000	$126,400	-	-
John G. Copeland	-	-	-	$-		8,000	$126,400	-	-
Michael E. Crandall	-	-	-	$-		8,000	$126,400	-	-
Robert K. Autry	8,000	-	-	$16.25	04/01/09	6,000	$94,800	-	-
Grover C. Kinney, III	3,000	-	-	$16.25	04/01/09	6,000	$94,800	-	-
Steven L. Upchurch	-	-	-	$-		4,000	$63,200	-	-

(1) All stock options were granted in 1999, with a ten (10) year life. They vest at 20% per year over a five (5) year period. The options have a strike price of $16.25.

(2) Based on the closing price on the NASDAQ Global Select system ($15.80) on December 31, 2007.

OPTION EXERCISES AND STOCK VESTED TABLE

The following table provides information as to the options exercised during 2007, and the unexercised options to purchase the Company's Common Stock previously granted to the Named Executive Officers and held by them at the end of 2007.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
Name	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting

Michael E. Crandall	3,000	$8,100	-	$-

(1) All stock options were granted in 1999, with a ten (10) year life. They vest at 20% per year over a five (5) year period. The options have a strike price of $16.25.

PENSION BENEFITS TABLE

The following table includes certain information related to pension benefits of executive officers.

		Number of Years	Present Value of	Payments During
Name	Plan Name	Credited Service	Accumulated Benefit	Last Fiscal Year
Hugh S. Potts Jr.	M & F Bank Pension Plan	29	$441,985	$-
Scott M. Wiggers	M & F Bank Pension Plan	27	$351,474	$-
Jeffrey A. Camp	M & F Bank Pension Plan	4	$16,109	$-
Michael E. Crandall	M & F Bank Pension Plan	15	$49,599	$-
Robert K. Autry	M & F Bank Pension Plan	14	$109,141	$-
Grover C. Kinney, III	M & F Bank Pension Plan	10	$25,077	$-
Steven L. Upchurch	M & F Bank Pension Plan	6	$10,947	$-

The measurement date for actuarial calculations for the plan is October 1 of each year.

The pension plan was frozen on September 30, 2001. The accrued monthly pension benefits estimated to be paid to each of the named executives is $3,915 for Hugh S. Potts, Jr., $2,908 for Scott M. Wiggers, $364 for Jeffrey A. Camp, $995 for Michael E. Crandall, $1,034 for Robert K. Autry, $566 for Grover C Kinney, and $247 for Steven L. Upchurch.

NONQUALIFIED DEFERRED COMPENSATION TABLE

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance
Name	in Last FY	In Last FY	in Last FY	Distributions	at Last FYE
Hugh S. Potts Jr.	$21,337	$-	$10,161	$-	$181,940
Jeffrey A. Camp	$13,036	$-	$(276)	$(2,816)	$29,409
Michael E. Crandall	$3,193	$-	$539	$-	$11,859
Grover C. Kinney, III	$4,066	$-	$(349)	$-	$9,625

All executives and senior officers are eligible to participate in the Company’s nonqualified deferred compensation plan. The plan was implemented during the third quarter of 2005. All salary, bonus and other incentive compensation is eligible to be deferred under the plan. Earnings credits on deferred compensation are derived from returns on a variety of mutual funds selected by the executive. The mutual funds available for selection are the same funds offered to all employees in the Company’s 401(k) retirement savings plan. If the selected funds have a loss, then the executive’s account is charged in an amount equal to the loss. If the funds have a gain, then the executive’s account is credited in an amount equal to the gain. Gains and losses are credited to accounts quarterly.

OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS

The Company does not use employment contracts for executives and does not have any contractual obligations for potential post employment severance payments other than a change-in-control agreement with Mr. Copeland, obligating the Company to a payment of two (2) times base salary pursuant to a change-in-control as defined in the agreement. This agreement is not an employment contract. Stock option and restricted stock award contracts have change-in-control provisions that trigger full vesting of the grants upon a change in control of the Company. Unvested options and restricted stock grants are forfeited by an executive if that executive’s employment is terminated prior to the vesting date. The vesting date for restricted stock grants will be the earliest of four (4) dates: (1) the date that any earnings target stated in the grant contracts is achieved, (2) the date of a change in control, (3) the date of the executive’s death and (4) the vesting date stated in the contract.

DIRECTOR COMPENSATION TABLE

Non-officer Directors receive annual compensation in the amount of $1,750 per Board Meeting attended payable at the end of the year, plus an additional $50 for each committee meeting attended. Independent directors who live out of town receive mileage reimbursements at the rate of $.44 per mile to attend meetings.

The Board granted 1,000 options to each of the following Board members as of May 1, 2007: Michael L. Nelson and Michael W. Sanders. These options were granted for the continuing service of these directors upon their re-election to the Board. The options have a strike price of $19.00, a life of ten (10) years, and vest over five (5) years. The market value of the stock on the grant date was $19.00.

The following table shows information related to cash and other compensation paid to current directors during 2007.

					Change in Pension
	Fees Earned			Non-Equity	Value and Nonqualified Deferred
	Or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards (a)	Compensation	Earnings	Compensation (b)	Total
Hollis C. Cheek	$24,200	$-	$975	$-	$-	$311	$25,486
Jon Crocker	$24,000	$-	$1,145	$-	$-	$1,620	$26,765
Toxey Hall, III	$23,600	$-	$1,145	$-	$-	$1,573	$26,318
J. Marlin Ivey	$24,500	$-	$1,145	$-	$-	$311	$25,956
Susan P. McCaffery	$21,650	$-	$1,700	$-	$-	$1,620	$24,970
Michael L. Nelson	$22,250	$-	$521	$-	$-	$1,937	$24,708
Otho E. Pettit, Jr.	$24,250	$-	$1,145	$-	$-	$245	$25,640
Samuel B. Potts	$500	$-	$-	$-	$-	$88,856	$89,356
Charles W. Ritter, Jr.	$25,300	$-	$1,145	$-	$-	$245	$26,690
L. F. Sams, Jr.	$21,700	$-	$1,145	$-	$-	$1,101	$23,946
Michael W. Sanders	$14,450	$-	$1,517	$-	$-	$627	$16,594
Larry Terrell	$23,850	$-	$933	$-	$-	$245	$25,028
James I. Tims	$20,050	$-	$1,700	$-	$-	$1,862	$23,612

(a)
The grant date fair value of the options awarded to Directors Nelson and Sanders was $3.91 per option share, which equates to a grant date fair value of $3,910 for each Director’s grant. The amount disclosed as option award compensation is equivalent to the amount that is recognized for accounting purposes.

(b)
The Other Compensation for Samuel B. Potts includes salary, incentive bonus, the cost of life insurance provided, the Company’s 401(k) match and the Company’s allocated contribution to the ESOP. Mr. Potts is a Vice President - Commercial Lending for the Bank.

The following table shows information related to cash and other compensation paid to former directors during 2007.

					Change in Pension
	Fees Earned			Non-Equity	Value and Nonqualified Deferred
	Or Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Barbara K. Hammond	$5,450	$-	$-	$-	$-	$156	$5,606
Charles V. Imbler, Sr.	$5,800	$-	$-	$-	$-	$312	$6,112
R. Dale McBride	$5,550	$-	$-	$-	$-	$231	$5,781
W. C. Shoemaker	$8,100	$-	$-	$-	$-	$66	$8,166

The following table shows the outstanding number of stock option awards for Directors as of December 31, 2007.

	Number	Number
	of	of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised	Option	Option
	Options	Options	Exercise	Expiration
Name	(Exercisable)	(Unexercisable)	Price	Date
Hollis Cheek	400	600	$17.00	05/01/2015
Jon Crocker	5,000	-	$16.25	04/01/2009
	1,000	-	$15.88	05/01/2009
	1,000	-	$12.63	05/01/2012
	400	600	$17.00	05/01/2015
Toxey Hall, III	5,000	-	$16.25	04/01/2009
	1,000	-	$15.88	05/01/2009
	1,000	-	$12.63	05/01/2012
	400	600	$17.00	05/01/2015
J. Marlin Ivey	5,000	-	$16.25	04/01/2009
	1,000	-	$15.88	05/01/2009
	1,000	-	$12.63	05/01/2012
	400	600	$17.00	05/01/2015
Susan P. McCaffery	5,000	-	$16.25	04/01/2009
	1,000	-	$10.13	05/01/2010
	800	200	$19.00	05/01/2013
	200	800	$19.06	05/01/2016
Michael L. Nelson	-	1,000	$19.00	05/01/2017
Otho E. Pettit, Jr.	2,000	-	$16.25	04/01/2009
	400	600	$17.00	05/01/2015
Charles W. Ritter, Jr.	5,000	-	$16.25	04/01/2009
	1,000	-	$15.88	05/01/2009
	1,000	-	$12.63	05/01/2012
	400	600	$17.00	05/01/2015
L.F. Sams, Jr.	1,000	-	$12.63	05/01/2012
	400	600	$17.00	05/01/2015
Michael W. Sanders	600	400	$17.37	05/01/2014
	-	1,000	$19.00	05/01/2017
Larry Terrell	200	800	$19.06	05/01/2016
James I. Tims	800	200	$19.00	05/01/2013
	200	800	$19.06	05/01/2016

Options are granted to Directors at the rate of 1,000 options as of May 1 of the year in which the Director is re-elected. Therefore, the grant date for Directors’ options is May 1 of each year. The exercise price is determined as the highest of four (4) determined prices: (1) the average of the highest bid and lowest ask prices for the trading day preceding May 1, (2) the average of the highest bid and lowest ask prices for May 1, (3) the closing price as reported by NASDAQ Global Select on the trading day preceding May 1, and (4) the closing price as reported by NASDAQ Global Select on May 1.

INDEPENDENT PUBLIC ACCOUNTANTS AND FEES

Shearer, Taylor & Co., P.A., a public accounting firm registered with the Public Company Accounting Oversight Board, were the independent accountants for the Company during the most recently completed fiscal year and will serve as the independent accountant for the Company during the current fiscal year. Representatives of this firm will be present at the Annual Meeting and have an opportunity to make statements if they so desire and are expected to be available to respond to appropriate questions.

The following is a summary of fees related to services performed for the Company by Shearer, Taylor & Co., P.A. for the years ended December 31, 2007 and 2006:

	2007	2006

Audit Fees - Audit of annual financial statements and internal control
and reviews of financial statements included in Forms 10-Q	$152,771	$135,872

Audit Related Fees - Audits of employee benefit plans and audit of
subsidiary company	29,021	33,437

Tax Fees - Income tax services	34,740	22,300

All other fees	-	-

Total	$216,532	$191,609

The Audit Committee follows its established Audit Committee Pre-approval Policies and Procedures. All of the Audit Related Fees and Tax Fees set forth above were approved by the Audit Committee. The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence.

RELATED-PARTY TRANSACTIONS

First M&F Corporation’s subsidiary, Merchants and Farmers Bank, Kosciusko, Mississippi, (the “Bank”) has had, and expects to have in the future, banking transactions in the ordinary course of its business with directors, officers, principal shareholders, and their associates. Such transactions are completed on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to related parties are generally extended on a secured basis. The Board of Directors approves all lines of credit for Board members and executive officers. The Board also approves any business engagements, in which the Company is a client, with persons or entities related to directors or executive officers when those business engagements are expected to result in compensation in excess of $120,000 to the related party. The Company had no engagements in 2007 in which the threshold payment was met or exceeded.

COMMITTEES OF THE BOARD OF DIRECTORS

The Company has a standing Audit Committee of its Board of Directors which met four (4) times during 2007. Presently Charles W. Ritter, Jr. serves as Chairman and other members are Hollis C. Cheek, Toxey Hall III and J. Marlin Ivey. The Audit Committee reviews audit plans, examination results of both independent and internal auditors and makes recommendations to the Board of Directors concerning independent auditors. The Board of Directors has determined that the members of the Audit Committee are independent as defined in NASDAQ listing standards applicable to the Company. The Board of Directors has also determined that there is at least one (1) audit committee financial expert, Charles W. Ritter, Jr., serving on the Audit Committee, as the term “audit committee financial expert” is used in pertinent Securities and Exchange Commission regulations.

The Company has a standing Compensation Committee. The Compensation Committee adopted a charter during 2004. The Compensation Committee met three (3) times during 2007 and makes recommendations to the Board of Directors on all officers’ salaries and compensation. Presently J. Marlin Ivey serves as Chairman and other members are Michael L. Nelson, Charles W. Ritter, Jr., Larry Terrell and James I. Tims.

The Company has a Nominating and Proxy Committee. The Committee met two (2) times during 2007. Charles W. Ritter, Jr. serves as Chairman with other members being Hollis C. Cheek, J. Marlin Ivey and Larry Terrell. All of the Nomination and Proxy Committee members are independent as defined in applicable NASDAQ listing standards. The Company’s Bylaws are silent as to nominations to the Board of Directors, other than those made by or at the direction of the Board of Directors. The Nominating and Proxy Committee does not receive nominations directly from shareholders. The Nominating and Proxy Committee does not have a charter.

Shareholders may send communications to the Board of Directors c/o Grace Atwood, Secretary to the Board at 134 West Washington Street, Kosciusko, MS 39090, or via e-mail at gatwood@mfbank.com.

Merchants & Farmers Bank has among other committees, an Investment Committee which meets quarterly, a Loan and Policy Committee which meets weekly, a Trust Committee which meets monthly, an Insurance Committee which meets annually, and a Strategic Planning Committee which meets as necessary.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

With respect to fiscal 2007, the Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards 61, Communications with Audit Committees, as amended. The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independent Discussions with Audit Committees, and has discussed with the independent auditors the auditor’s independence.

The Audit Committee has discussed with the Company’s management and independent auditors the process used for certifications by the Company’s chief executive officer and chief financial officer which are required by the Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Securities and Exchange Commission.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the Securities and Exchange Commission.

The Board of Directors has determined that the members of the Audit Committee are independent.

The Board of Directors adopted a written charter for the Audit Committee on May 16, 2000. Subsequently, the charter was amended to address the Sarbanes-Oxley Act of 2002.

Submitted by the Company’s Audit Committee: Charles W. Ritter, Jr., Chairman, Hollis C. Cheek, Toxey Hall, III, J. Marlin Ivey.

PROPOSALS OF SHAREHOLDERS

The following proposal was submitted by a shareholder. If the shareholder proponent, or a representative who is qualified under state law, is present and submits such proposal for a vote, then the proposal will be voted upon at the Annual Meeting of Shareowners. In accordance with federal securities regulations, we include the shareowner proposals plus any supporting statements exactly as submitted by the proponents. To make sure readers can easily distinguish between material provided by the proponents and material provided by the Company, we have put a box around material provided by the proponents. If proposals are submitted by more than one shareowner, we will only list the primary filer’s name, address and number of shares held. We will provide the information regarding co-filers to shareowners promptly if we receive an oral or written request for the information.

Shareholder Proposal Regarding the Election of Board of Directors
(Item 2)

Gerald R. Armstrong, 820 Sixteenth Street, Denver, Colorado 80202; 303-355-1199; owner of 200 shares of Common Stock, submitted the following proposal:

RESOLUTION

That the shareholders of FIRST M&F CORPORATION request its Board of Directors to take the steps necessary to eliminate classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

The proponent believes that the election of directors is the strongest way that shareholders influence the directors of any corporation. Currently, our board of directors is divided into three (3) classes with each class serving three-year terms. Because of this structure, shareholders may only vote for one-third of the directors each year. This is not in the best interest of shareholders because it reduces accountability.

U.S. Bancorp, Associated Banc-Corp, Piper-Jaffray Companies, Fifth-Third Bancorp, Pan Pacific Retail Properties, Qwest Communications International, Xcel Energy, Greater Bay Bancorp, North Valley Bancorp, Pacific Continental Corporation, Regions Financial Corporation, CoBiz Financial Inc., Marshall & Illsley Corporation, and Wintrust Financial, Inc. are among the corporations electing directors annually because of the efforts of the proponent.

The performance of our management and our Board of Directors is now being more strongly tested due to economic conditions and the accountability for performance must be given to the shareholders whose capital has been entrusted in the form of share investments.

A study by researchers at Harvard Business School and the University of Pennsylvania’s Wharton School titled “Corporate Governance and Equity Prices” (Quarterly Journal of Economics, February, 2003), looked at the relationship between corporate governance practices (including classified boards) and firm performance. The study found a significant positive link between governance practices favoring shareholders (such as annual directors election) and firm value.

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards and [as] unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders. In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect a need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Statement Against the Shareholder Proposal Regarding the Election of Board of Directors

The Board believes that this proposal would potentially be harmful to First M&F Corporation and our shareholders and opposes the proposal for the reasons discussed below.

First M&F Corporation’s Articles of Incorporation provide for a “classified board”. Since 1986, our Board of Directors has been divided into three (3) classes, the members of which are elected to serve three (3) year terms. These terms are staggered so that only one-third of our directors come up for re-election each year. If approved, the proposal to require annual election of all Directors would not become effective immediately, but would require a separate adoption of an amendment to the Company’s Articles of Incorporation. Such an amendment must be approved by the Company’s shareholders at a subsequent annual meeting or at a special meeting called for that purpose, and the amendment must be filed with the Mississippi Secretary of State’s office.

Our Board of Directors and its Proxy and Nominating Committee have considered this proposal carefully. We have concluded that the Company’s classified or staggered board structure is, and continues to be, in the best interests of the Company and its shareholders.

Protection from Unfair, Unsolicited Bids for the Company

Our staggered board protects against unfair or coercive attempts from outsiders to gain control of the company in a manner and at a price that might not be at fair value. The current structure would require such a hostile bidder to be successful in two (2) successive shareholder meetings to gain control of the Board. Such protection would allow the Company to investigate alternatives to such a change in control in order to maximize shareholder value.

Stability and Continuity

Our classified board structure helps ensure that shareholders have the advantage of experienced, knowledgeable board members on a continued basis. The Company believes that this continuity enhances the long-term strategic planning process.

Accountability and Corporate Governance

Three (3) year staggered terms do not in any way lessen the fiduciary responsibilities of our Board members. Our directors, shareholders themselves, are devoted to their ongoing responsibilities to our shareholders at large. First M&F Corporation has cumulative voting, meaning that shareholders can more easily directly influence the re-election of a director, or directors, during annual voting for the current class and thereby influencing the makeup and direction of the board.

Proxies solicited by the Board of Directors will be so voted unless shareholders specify otherwise in their proxies. The Affirmative vote of a majority of the votes cast at the annual meeting is required to approve this shareholder proposal.

The Board of Directors recommends a vote
AGAINST
the proposal regarding the election of board of directors.

OTHER MATTERS

Management at present knows of no other business to be brought before the meeting. However, if other business is properly brought before the meeting, it is the intention of the management to vote the accompanying proxies in accordance with its judgment.

PROPOSALS FOR 2009 ANNUAL MEETING

Any shareholder who wishes to present a proposal at the Company’s next Annual Meeting and who wishes to have the proposal included in the Company’s Proxy Statement and form of proxy for the meeting must submit the proposal to the undersigned at the address of the Company not later than November 10, 2008.

The accompanying Proxy is solicited by Management.

By Order of THE BOARD OF DIRECTORS,

/s/ Hugh S. Potts, Jr.
Hugh S. Potts, Jr.
Chairman and Chief Executive Officer

Dated and mailed at
Cranford, New Jersey
On or about March 12, 2008

REVOCABLE PROXY

First M&F Corporation

ANNUAL MEETING OF SHAREHOLDERS
April 9, 2008
1:30 P.M.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Charles W. Ritter, Jr., Hollis Cheek, J. Marlin Ivey, and Larry Terrell or any of them as proxy with the power to appoint his substitute and hereby authorizes him to represent the undersigned, and to vote upon all matters that may properly come before the Annual Meeting including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated herein, with full power to vote all shares of Common Stock of First M&F Corporation held of record by the undersigned on February 27, 2008, at the Annual Meeting of Shareholders to be held at the Mary Ricks Thornton Cultural Center at 204 North Huntington Street, Kosciusko, Mississippi on Wednesday, April 9, 2008 at 1:30 P.M., or any adjournment(s) thereof.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

FIRST M&F CORPORATION — ANNUAL MEETING, APRIL 9, 2008

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1. Call **toll free 866-361-3799** on a Touch-Tone Phone. There is **NO CHARGE** to you for this call.

or

2. Via the Internet at **https://www.proxyvotenow.com/fmfc** and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

Annual Meeting of Shareholders
April 9, 2008

Revocable Proxy
First M&F Corporation

Please mark as indicated in this example [X]

	For	Withhold All	For All Except
1. PROPOSAL to elect the six (6) identified nominees as Class III directors:	☐	☐	☐

(01) Hollis C. Cheek (02) Jon A. Crocker (03) J. Marlin Ivey
(04) Otho E. Pettit, Jr. (05) Charles W. Ritter, Jr. (06) L. F. Sams, Jr.

PROPOSAL to elect the identified nominee as a Class I director:
(07) John Clark Love, III

PROPOSAL to elect the identified nominee as a Class II director:
(08)Toxey Hall, III

INSTRUCTION: To withhold authority to vote for any nominee(s), mark "For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

____

____

	For	Against	Abstain
2. SHAREHOLDER PROPOSAL to declassify the Board of Directors:	☐	☐	☐

The Board of Directors recommends a vote "FOR" all the Director nominees listed and "AGAINST" Proposal 2.

Mark here if you plan to attend the meeting ☐

Mark here for address change and note change ☐

____

____

____

IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE FOR EACH NOMINEE LISTED ABOVE, AGAINST THE SHAREHOLDER PROPOSAL AND AT THE DISCRETION OF THE PERSONS NAMED ABOVE IN CONNECTION WITH ANY OTHER BUSINESS PROPERLY COMING BEFORE THE MEETING.

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If corporation or partnership, sign in full corporate or partnership name by authorized person.

Please be sure to date and sign this proxy card in the box below.

Date

* Sign your name exactly as it appears above.

***** IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW *****

FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL

PROXY VOTING INSTRUCTIONS

Stockholders of record have three ways to vote:
1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.

A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., April 9, 2008. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone

Call Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., April 9, 2008:

1-866-361-3799

Vote by Internet

anytime prior to 3:00 a.m., April 9, 2008 go to

https://www.proxyvotenow.com/fmfc

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

Your vote is important!